EXHIBIT 4.13

           OFFSHORE SECURITIES SUBSCRIPTION AGREEMENT

     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT"), AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S OF THE 1933 ACT) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S OF THE 1933 ACT) EXCEPT PURSUANT TO REGISTRATION UNDER OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT.

THIS  OFFSHORE  SECURITIES SUBSCRIPTION  AGREEMENT  dated  as  of
October   , 1996 (the "Agreement"), is executed in reliance upon the exemption from registration afforded by Regulation S ("Regulation S") as promulgated by the Securities and Exchange Commission ("SEC"), under the Securities Act of 1933, as amended. Capitalized terms used herein and not defined shall have the meanings given to them in Regulation S.

This Agreement has been executed by the undersigned ___________________ as "Purchaser" in connection with the offshore offering of 10.0% Cumulative Convertible Debentures of SYSTEMS COMMUNICATIONS, INC. ("SCMI"), a
corporation organized under  the  laws  of  the State of Florida,  with  its
principal executive   offices  located  at  Ulmerton   Road,   Suite   300,
Clearwater,   FL.  (herein-after  referred  to  as  "Seller"   or "Company").
Purchaser hereby represents and  warrants  to,  and agrees with Seller:

     1.   Agreement To Subscribe:  Purchase Price.

           (a) Subscription. The undersigned Purchaser hereby subscribes for and agrees to purchase the Sellers 10.0% Cumulative Convertible Debentures in the principal amount of U.S. $______________ (singly, a Debenture", and collectively, the "Debentures").


           (b) Form of Payment. Purchaser shall pay the total consideration by delivering good funds by wire transfer in United States Dollars to the Escrow Agent, Joseph B. LaRocco, Esq. on or
before November    , 1996 into the escrow account as follows:
          First Union Bank of Connecticut
          Executive Office
          300 Main Street, P.O. Box 700
          Stamford, CT  06904-0700

          ABA #:     021101108   First Union Bank
          Swift #:   UTCIUS33
          Account #:      20000-2072298-4
          Acct.Name: Joseph B. LaRocco, Esq.  Trustee Account

     (c) Closing. Subject to the satisfaction of the conditions set forth in Sections 8 and 9 hereof, the closing of the transactions contemplated by this Agreement shall occur from time to time on or before November , 1996.

2.   Purchaser Representations Access to Information.

      (a) Offshore Transaction. In connection with the purchase and sale of the Debentures, Purchaser represents and warrants to, and covenants and agrees with Seller as follows:
                (i) Purchaser is not a natural person and is not organized under the laws of any jurisdiction within the United States, was not formed by a U.S. Person (as defined in Section 902(o) of Regulation S) for the purpose of investing in Regulation S securities and is not otherwise a U.S. Person. Purchaser is not, and on the closing date will not be, an affiliate of Seller;

                 (ii)        At  the  time  the  buy  order   was
          originated, Purchaser was outside the United States and is outside of the United States as of the date of the execution and delivery of this Agreement;

                (iii)     No offer to purchase the Debentures  or
          the common stock of Seller issuable upon conversion of the Debentures (collectively, the "Securities"), was made by Purchaser in the United States;

                (iv) Purchaser is purchasing the Securities for its own account and Purchaser is qualified to purchase the Securities under the laws of its jurisdiction of residence, and the offer and sale of the Securities will not violate the securities or other laws of such jurisdiction;

                (v)        All  offers and sales of  any  of  the
          Securities by Purchaser prior to the end of the Restricted Period (as hereinafter defined) shall be made in compliance with any applicable securities laws of any applicable jurisdiction and in accordance with Rule 903 and 904, as applicable, of Regulation S or pursuant to registration of securities under the 1933 Act or pursuant to an exemption from registration. In any case, none of the Securities have been or will be offered or sold by Purchaser to, or for the account or benefit of, a U.S. Person or within the United States until after the end of the forty (40) day period commencing on the date of closing of the offering of the Securities or (the "Restricted Period"), which in no event shall be later than _____________, 1996, when this offering shall be closed to all Purchasers;

          (vi) The transactions contemplated by this Agreement (a) have not been and will not be pre-arranged by Purchaser with a purchaser located in the United States or a purchaser which is a U.S. Person, and (b) are not and will not be part of a plan or scheme by Purchaser, to evade the registration provisions of the 1933 Act;

                (vii) Purchaser understands that the Securities are not registered under the 1933 Act and are being offered and sold to it in reliance on specific exemptions from the registration requirements of federal and state securities laws, and that Seller is relying upon the truth and accuracy of the
          representations,        warranties,         agreements,
          acknowledgments and understandings of Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of Purchaser to acquire these Securities;

                (viii) Purchaser shall take all reasonable steps to ensure its compliance with Regulation S and shall promptly send to each purchaser who acts as a distributor, dealer or a person receiving a selling concession, fee or other remuneration in respect of any of the Securities, who purchases prior to the expiration of the Restricted Period referred to in subparagraph (v) above, a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales as Purchaser pursuant to Section 904(c)(2)(iv) of Regulation S;

                (ix) Purchaser has not conducted and shall not conduct any "directed selling efforts" as that term is defined in Rule 902(b) of Regulation S; nor has Purchaser conducted any general solicitation relating to the offer and sale of any of the Securities in the United State or elsewhere;

               (x) This Agreement has been duly authorized, validly executed and delivered on behalf of Purchaser and is a valid and binding agreement in accordance with its terms, subject to general principals of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally;

          (xi) The execution and delivery of this Agreement and the consummation of the purchase of the Securities, and the transactions contemplated by the Agreement do not and will not conflict with or result in a breach by the Purchaser of any of the terms or provisions of, or constitute a default under the articles of incorporation or by-laws(or similar constitutive documents) of the Purchaser, or any indenture, mortgage, deed of trust, or other material agreement or instrument to which Purchaser is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule, or regulation of the United States or any State thereof or any applicable decrees, judgment, or order of any Federal or State court, Federal or State regulatory body, administrative agency or other governmental body having jurisdiction over the Purchaser or any of its properties or assets

                (xii) All invitations, offers and sales of or in respect of any of the Securities, by Purchaser and any distribution by Purchaser of any documents relating to any offer by it of any of the Securities will be in compliance with applicable laws and regulations and will be made in such a manner that no prospectus need be filed and no other filing need be made by Seller with any regulatory authority or stock exchange in any country or any political subdivision of any country;

                (xiii) Purchaser will not make any offer or sale of the Securities by any means which would not comply with the laws and regulation(s) of the territory in which such offer or sale takes place or to which such offer or sale is subject or which would in connection with any such offer or sale impose upon Seller any obligation to satisfy any public filing or registration requirement or provide or publish any information of any kind whatsoever or otherwise undertake or become obligated to do any act; and

                (xiv)           Neither the Purchaser nor any  of
          its affiliates, agents or any other person or entities at the direction of the Purchaser (collectively referred to as "Purchaser and its Affiliates") has entered, has the intention of entering, or will during the Restricted Period or 30 days prior to the restricted period enter into any put option, short position or other similar instrument or position with respect to any of the Securities or securities of the same class as the Securities or common shares of the Company.

          Furthermore, Purchaser and its Affiliates will not, during the period they own the Debentures, enter into any put option, short position or other similar instrument or position with respect to any of the Securities or securities of the same class as the Securities or common shares of the Company.

          (XV) PURCHASER represents and warrants that it is an "accredited investor" as that term is defined in Regulation D.


(b)  No Government Recommendation or Approval.
Purchaser understands that no Federal or State or foreign government agency has passed on or made any recommendation or endorsement of the Securities.

          (c) Current Public Information. Purchaser acknowledges that it and its advisors, if any, have had access to or have been furnished with all materials relating to the business, finances and operations of Seller and all materials relating to the offer and sale of the Securities which have been requested by Purchaser. Purchaser further acknowledges that it and its advisors, if any, have received complete and satisfactory answers to such inquiries.

          (d) Purchaser's Sophistication. Purchaser acknowledges that the purchase of the Securities involves a high degree of risk, including the total loss of Purchaser's investment. Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Securities.

           (e)   Tax  Status.  Purchaser  is  not  a  "10-percent
Shareholder"  (as  defined in Section 871(h)(3)(B)  of  the  U.S.
Internal Revenue Code) of Seller.

     3.   Seller Representations.

            (a)     Reporting  Company  Status.    Seller  is   a
"Reporting Issuer" as defined by Rule 902 of Regulation S. Seller has registered its Common Stock, $0.001 par value per share (the "Common Stock"), pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Common Stock is listed and trades on the Nasdaq OTC Electronic Bulletin Board ("NASDAQ"). Seller has filed all material required to be filed pursuant to all reporting obligations under either Section 13(a) or 15(d) of the Exchange Act for a period of at least twelve (12) months immediately preceding the offer or sale of the Securities (or for such shorter period that Seller has been required to file such material).

           (b) Current Public Information. Seller has either furnished Purchaser with copies of its most recent reports filed under the Exchange Act referred to in Section 2(c) above, and other publicly available documents or Purchaser has had access thereto.

           (c)   Offshore Transaction.    Seller has not  offered
any of the Securities to any person in the United States, any identifiable groups of U.S. Citizens abroad, or to any U.S.
Person, as such terms are used in Regulation S.

                 (i) At the time the buy order was originated, Seller and/or its agents reasonably believed the Purchaser was outside of the United States and was not a U.S. person, based on the representations of Purchaser.

                (ii)       Seller  and/or its  agents  reasonably
          believe that the transaction has not been pre-arranged with a buyer in the United States, based on the representations of Purchaser.

                (iii)           No  offer  to  buy  or  sell  the
          Securities was or will be made by Seller to any person in the United States.

                (iv) The sale of the Securities by Seller pursuant to this Agreement will be made in accordance with the provisions and requirements of Regulation S provided that the representations and warranties of Purchaser in Section 2(a) hereof are true and correct.

                (v) The transactions contemplated by this Agreement (a) have not been and will not be pre-arranged by Seller with a purchaser located in the United States or a purchaser which is a U.S. Person, and (b) are not and will not be part of a plan or scheme by Seller to evade the registration provisions of the 1933 Act.

           (d) No Directed Selling Efforts. In regard to this transaction, Seller has not conducted any "directed selling efforts' as that term is defined in Rule 902 of Regulation S nor has Seller conducted any general solicitation relating to the offer and sale of any of the Securities in the United States or elsewhere.

      (e) Concerning the Securities. The issuance, sale and delivery of the Debentures have been duly authorized by all required corporate action on the part of Seller, and when issued, sold and delivered in accordance with the terms hereof and thereof for the consideration expressed herein and therein, will be duly and validly issued and enforceable in accordance with their terms, subject to the laws of bankruptcy and creditors' rights generally. A sufficient number of shares of Common Stock issuable upon conversion of the Debentures has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Debentures, shall be duly and validly issued, fully paid, and non-assessable and will not subject the holders thereof, if such persons are non-U.S. persons, to personal liability by reason of being such holders. There are no preemptive rights of any shareholder of Seller, other than has been disclosed in the Company's annual report(s).

           (f) Authority to Enter Agreement. This Agreement has been duly authorized, validly executed and delivered on behalf of Seller and is a valid and binding agreement in accordance with its terms, subject to general principals of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

               (g) Non-contravention. The execution and delivery of this Agreement and the consummation of the issuance of the Securities, and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by Seller of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of Seller, or any indenture, mortgage, deed of trust, or other material agreement or instrument to which Seller is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule, or regulation of the United States or any State thereof or any applicable decree, judgment, or order of any Federal or State court, Federal or State regulatory body, administrative agency or other United States governmental body having jurisdiction over Seller or any of its properties or assets.

            (h) Approvals. Seller is not aware of any authorization, approval or consent of any governmental body which is legally required for the issuance and sale of the Debentures and the Common Stock issuable upon conversion thereof to persons who are non-U.S. Person, as contemplated by this Agreement.

          (i) Prior Shares Issued Under Regulation S.  Seller has
not   issued  any  shares  of  stock  under  Regulation  S  since
_____________.

     (j)   Use  of Proceeds.    Seller represents that  the
intended use of the proceeds from this offering is for working capital.

          (k) Filings. ISSUER undertakes and agrees pursuant to the sale of its securities under Reguation S to make all necessary filings in connection with the Sale of its securities as required by the laws and regulations of the United States, including Form 8-K and mandatory NASDAQ notification. ISSUER further agrees, with respect to the filing of Form 8-K, that it will only identify PURCHASER as an "accredited investor" as that term is defined in Regulation D and will not disclose PURCHASER'S name in Form 8-K or otherwise unless such disclosure is required by law.

      4. Exemption: Reliance on Representations. Purchaser understands that the offer and sale of the Securities are not being registered under the 1933 Act. Seller and Purchaser are relying on the rules governing offers and sales made outside the United States pursuant to Regulation S.

     5.   Transfer Agent Instructions.

            (a) Debentures. Upon the conversion of the Debentures, the holder thereof shall submit such Debentures to Seller, and Seller shall, within three (3) business days of receipt of such Debentures, instruct Seller's transfer agent to issue one or more Certificates representing that number of shares of Common Stock into which the Debenture or Debentures are convertible in accordance with the provisions regarding conversion set forth in Exhibit A hereto. The Seller's transfer agent or attorney shall act as Debenture Registrar and shall maintain an appropriate ledger containing the necessary information with respect to each Debenture.

           (b) Common Stock to be Issued Without Restrictive Legend. Upon the conversion of any Debentures and upon receipt by the Company or its attorney of a facsimile or original of Purchaser's signed Notice of Conversion and Purchaser Representation Letter (See Exhibits A and B attached hereto) Seller shall instruct Seller's transfer agent to issue Stock Certificates without restrictive legend or stop transfer instructions in the name of Purchaser (or its nominee (being a non-U.S. Person) or such non-U.S. Persons as may be designated by Purchaser prior to the closing) and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable. Seller warrants that no instructions, other than these instructions, have been given or will be given to the transfer agent and that the Common Stock shall otherwise be freely transferable on the books and records of Seller. Nothing in this

Section  5, however, shall affect in any way Purchaser's or  such
nominee's   obligations  and  agreements  to  comply   with   all
applicable securities laws upon resale of the Securities.

            (c) The holder of the Debenture ("Holder") is entitled, at its option, at any time commencing 45 days after issue hereof to convert the original principal amount of the
Debenture into shares of Common Stock , $0.001 par value per share, of the Company (the "Common Stock"), at a conversion price for each share of Common Stock equal to the lesser of (a) seventy percent (70%) of the five day average closing bid price of the Company's Common Stock for the five (5) trading days immediately preceding the Conversion Date (as defined below) or (b) 80% of the five day average closing bid price for the Company's Common Stock for the five days immediately preceding the Closing Date (as defined below). The closing shall be deemed to have occurred on the date the funds are received by the Company (the "Closing Date"). Such conversion shall be effectuated by surrendering to the Company, or its attorney, the original Debenture to be converted together with a facsimile or original of the signed Notice of Conversion and a facsimile or original of the signed Purchaser Representation Letter, see Exhibits A and B attached hereto, which evidences such Holder's intention to convert the Debenture or a specified portion thereof, and accompanied by proper assignment, if applicable. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share. The date on which Notice of Conversion is effective ("Conversion Date") shall be deemed to be the date on which the Holder has delivered to the
Company  the original Debenture, a facsimile or original  of  the signed  Notice of Conversion and a facsimile or original  of  the signed Purchaser Representation Letter. The Debentures are subject to a mandatory, 12 month conversion feature at the end of which all Debentures outstanding will be automatically converted, upon the terms set forth in this paragraph ("Mandatory Conversion Date").

           (d)   Nothing contained in the Debenture or  paragraph
(f) hereof, shall be deemed to establish or require the payment of interest to the Purchaser at a rate in excess of the maximum rate permitted by governing law. In the event that the rate of interest required to be paid under the Debenture exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under the governing law and any amounts collected in excess of the permissible amount shall be deemed a payment of principal. To the extent that such excess amount exceeds the aggregate principal amount of the Debenture, such excess shall be returned with reasonable promptness by the holder to the Company.

          (e) Within five (5) business days after receipt of the documentation referred to above in Section 5(c), the Company shall deliver a certificate, without stop transfer instructions, representing the number of shares of Common Stock issuable upon the conversion. It shall be the Company's responsibility to take all necessary actions and to bear all such costs to issue the Certificate of Common Stock as provided herein, including the responsibility and cost for delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the conversion date. No payment or adjustment shall be made for accrued and unpaid interest until the earlier of the Conversion Date or the Mandatory Conversion Date. Upon surrender of any Debentures that are to be converted in part, the Company shall issue to the Purchaser a new Debenture equal to the unconverted amount, if so requested by Purchaser.

           (f) In the event the Company does not make delivery of the Certificate of Common Stock, as instructed by Purchaser, within 6 business days after the Conversion Date, then in such event the Company shall pay to Purchaser an amount, in immediately available funds in accordance with the following schedule, wherein "No. Business Days Late" is defined as the number of business days beyond the 6 business days after the Conversion Date.

                                   Late Payment for Each
                                       $10,000    of    Debenture
Principal Amount Being
No. Business Days Late             Converted
     1                             $100
     2                             $200
     3                             $300
     4                             $400
     5                             $500
     6                             $600
     7                             $700
     8                             $800
     9                             $900
     10                            $1,000
     >10                           $1,000 + $200 for each
                         Business Days Late Beyond 10 Days

      To the extent that the failure of the Company to issue the Certificate of Common Stock pursuant to this Section 5(f) is due to the unavailability of authorized but unissued shares of Common Stock, the provisions of this Section 5(f) shall not apply but instead the provisions of Section 5(g) shall apply.
      The  Company  shall  pay any payments incurred  under  this
Section 5(f) in immediately available funds within three (3) business days from the date of issuance of the applicable Certificates of Common Stock. Nothing herein shall limit a Purchaser's right to pursue actual damages for the Company's failure to issue and deliver the applicable Certificate of Common Stock to the Holder within 6 business days after the Conversion Date.
      The Company recognizes the right of Purchaser to assign any portion of the Debentures to another non-U.S. Person during the 40 day restricted period and to assign any portion of the Debentures to another non-U.S. Person or U.S. person or entity after the 40 day restricted period.

      (g) If, at any time Purchaser submits a Notice of Conversion and the Company does not have sufficient authorized but unissued shares of Common Stock available to effect, in full, a conversion of the Debentures (a "Conversion Default", the date of such default being referred to herein as the "Conversion Default Date"), the Company shall issue to the Purchaser a certificate representing all of the shares of Common Stock which are available, and the Notice of Conversion as to any Debentures requested to be converted but not converted (the "Unconverted Debentures") shall become null and void. The Company shall provide notice of such Conversion Default ("Notice of Conversion Default") to all existing Purchasers of outstanding Debentures, by facsimile, within one (1) business day of such default (with the original delivered by overnight or two day courier). No Holder may submit a Notice of Conversion after receipt of a Notice of Conversion Default until the date additional shares of Common Stock are authorized by the Company. The Company agrees to pay to all Purchasers of outstanding Debentures payments for a Conversion Default ("Conversion Default Payments") in the amount of (N/365) x (.24) x the initial issuance price of the outstanding Debentures held by each Purchaser where N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Company authorizes a sufficient number of shares of Common Stock to affect conversion of all remaining Debentures. The Company shall send notice ("Authorization Notice") to each Purchaser of outstanding Debentures that additional shares of Common Stock have been authorized, the Authorization Date and the amount of Holder's accrued Conversion Default Payments. The accrued Conversion Default shall be paid in cash or shall be convertible into Common Stock at the Conversion Rate, at the Purchaser's option, payable as follows: (i) in the event Purchaser elects to take such payment in cash, cash payments shall be made to such Purchaser of outstanding Debentures by the fifth day of the following calendar month, or (ii) in the event Purchaser elects to take such payment in stock, the Purchaser may convert such payment amount into common stock at the Conversion Rate at anytime after the 5th day of the calendar month following the month in which the Authorization Notice was received, until the expiration of the mandatory 36 month conversion period.

Nothing herein shall limit the Purchaser's right to pursue actual damages for the Company's failure to maintain a sufficient number of authorized shares of common stock.

      6.    Closing Date and Escrow Agent.          Closing shall
be affected through delivery of funds and Debentures to the Escrow Agent. Purchaser shall forthwith deliver the necessary funds as indicated in Paragraph 1 to the Escrow Agent. A Debenture(s) will be delivered at the instructions of the Company to the Escrow Agent: Joseph B. LaRocco, Esquire, 1055 Washington Boulevard, Stamford, Connecticut 06901. Purchaser and the Company agree that the Escrow Agent, in his capacity as Escrow Agent, has no liability as a result of any fraudulent or unlawful conduct of any party other than the Escrow Agent and agree to hold the Escrow Agent harmless in such event. In the event the
Debenture(s) are not received by the Escrow Agent from the Company within Five (5) Business Days of the date of receipt of the Escrowed Funds, the Escrow Agent shall return the Escrowed funds without interest to the Purchaser by wire transfer pursuant to written instructions.

       7. Delivery Instructions. The Debenture being purchased hereunder shall be delivered to Joseph B. LaRocco, Esq. as Escrow Agent, who will hold the Debenture in escrow until funds have been wired to the Company less, placement fees, at which time the Escrow attorney shall then have the Debenture delivered to the Purchaser outside the United States.

      8. Conditions To Seller's Obligation to Sell. Seller's obligation to sell the Debentures is conditioned upon:

           (a)   The receipt and acceptance by Purchaser of  this
Agreement  as  evidenced  by  execution  of  this  Agreement   by
Purchaser.

            (b) Delivery to the Escrow Agent, pursuant to Paragraph 6 herein, of good funds by Purchaser as payment in full of the purchase price of the Debentures.

      9.    Conditions  To  Purchaser's Obligation  To  Purchase.
Purchaser's obligation to purchase the Debentures is conditioned upon:

           (a) The receipt and acceptance by Seller of this Agreement as evidenced by execution of this Agreement by the duly authorized officer of Seller.

           (b) Delivery of the Debentures to the Escrow Agent as described in Paragraph 6 herein.

       10. Offering Materials. All offering materials and documents used in connection with offers and sales of the Securities prior to the expiration of the Restricted Period referred to in Section 2(a)(v) hereof shall include statements to the effect that the Securities have not been registered under the 1933 Act or applicable state securities laws, and that neither Purchaser, nor any direct or indirect purchaser of the Securities from Purchaser, may directly or indirectly offer or sell the Securities in the United States or to U.S. Persons (other than distributors) unless the Securities are registered under the 1933 Act any applicable state securities laws, or any exemption from the registration requirements of the 1933 Act or such state securities laws is available. Such statements shall appear (1) on the cover of any prospectus or offering circular used in connection with the offer or sale of the Securities, (2) in the underwriting section of any prospectus or offering circular used in connection with the offer or sale of the Securities, and (3)
in any advertisement made or issued by Seller, Purchaser, any other distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

      11. No Shareholder Approval. Seller hereby agrees that after the Closing Date it will take all appropriate action to authorize the issuance of the Certificate of Common Stock upon the conversion of the Debentures and that no shareholder approval is required for such action. If an opinion of counsel is required, Company shall arrange for such an opinion to be provided at Company's sole cost and expense.
      12. Lock-up/Right of First Refusal. During the three (3) month period following the Closing Date, the Company agrees not to conduct any further Regulation S offerings, unless such offerings are conducted with Purchaser.

     13. Change in Regulation S. During the twelve month period following issuance of the Debentures, if there is any change in Regulation S that would restrict the conversion of the Debentures into Common Stock according to the terms and conditions set forth in this Agreement, then in such event the Company shall immediately seek registration by way of a Form S-3 filing. All such action required by the Company to complete the registration shall be done as soon as possible at the Company's sole cost and expense.

      14. Independent Counsel. The undersigned acknowledge that they have been advised to consult with their own attorneys and financial advisors regarding this Agreement.

      15. Arbitration. The parties shall resolve any dispute arising hereunder before a panel of three arbitrators selected pursuant to and run in accordance with the rules of the American Arbitration Association. The arbitration shall be held in New York, New York. The winning party shall be entitled to an award of reasonable attorney's fees and costs. Disputes under this Agreement as well as all of the terms and conditions of this Agreement shall be governed in accordance with and by the laws of the State of Florida.


16.  Miscellaneous.

           (a) Except as specifically referenced herein, this Agreement constitutes the entire contract between the parties, and neither party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein. Any previous agreement among the parties related to the transactions described herein is superseded hereby. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreements, except as expressly provided herein.

          (b) Purchaser is an independent contractor, and is not the agent of Seller. Purchaser is not authorized to bind Seller, or to make any representations or warranties on behalf of Seller.

           (c) Seller makes no representations or warranty with respect to Seller, its finances, assets, business prospects or otherwise. Seller will advise each purchaser, if any, and potential purchaser of the Securities, of the foregoing sentence, and that such purchaser is relying on its own investigation with respect to all such matters, and that such purchaser will be given access to any and all documents and Seller personnel as it may reasonably request for such investigation.

           (d) All representations and warranties contained in this Agreement by Seller and Purchaser shall survive the closing the transactions contemplated by this Agreement.

           (e) This Agreement shall be construed in accordance with the internal laws of the State of Florida, and shall be binding upon the successors and assigns of each party hereto. This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original. Wherever used, the singular number shall include the plural, and the plural the singular, and the use of any gender shall be applicable to all genders.



IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                              Official Signatory of Seller:

                              SYSTEMS COMMUNICATIONS, INC.



                              By:  ______________________________
                                         Stephen Williams

                              Title:  CEO




  Official Signatory of Purchaser:  ________________________





                              By:  ___________________________


                              Title: __________________________

______________________________
Country of Execution


Address of Purchaser:  ________________________________

                   Phone       ________________________________

                       Fax       ________________________________